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                                                               EXHIBIT 23.1




                        CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-9931) pertaining to the Sun Company, Inc. Capital Accumulation Plan of our report dated June 12, 1997 with respect to the financial statements and supplemental schedules of the Sun Company, Inc. Capital Accumulation Plan included in this Form 10-K/A for the year ended December 31, 1996.






/s/ ERNST & YOUNG LLP
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Ernst & Young LLP

June 12, 1997